SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

  					      SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-TOPPS COMPANY INC.

          GAMCO ASSET MANAGEMENT INC.
                       9/21/07          120,000             9.6200
                       9/19/07            3,000             9.5336
                       9/19/07          231,200             9.4271
          GABELLI SECURITIES, INC.
	        GABELLI ASSOCIATES LTD
                       9/19/07           15,500             9.5336
              GABELLI ASSOCIATES FUND
                       9/19/07           21,500             9.5336

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ GLOBAL MARKET.

(2) PRICE EXCLUDES COMMISSION.